 Exhibit 10.2

Exhibit A to the Fourth Amendment to Credit Agreement

Form of Eddystone Litigation Appeal Bond

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF PENNSYLVANIA

Bond no._____________________

EDDYSTONE RAIL COMPANY, LLC)

)Case No. 2:17-cv-00495-JDW

)

Plaintiff,)

v.)

)

BRIDGER LOGISTICS, LLC, et al.)

)

)

Defendants. )

SUPERSEDEAS BOND (SURETY)

WHEREFORE, A judgment was entered in the above-captioned case on June 7, 2024 in the United States District Court for the Eastern District of Pennsylvania against Ferrellgas Partners, L.P., Bridger Logistics, LLC, Bridger Energy, LLC, and Bridger Transportation, LLC (collectively, “Appellants”) and in favor of Eddystone Rail Company, LLC.

WHEREFORE, Appellants have filed a timely notice of appeal of this judgment to the United States Court of Appeals for the Third Circuit and desire to suspend enforcement of the judgment pending determination of the appeal, including any subsequent petition for rehearing in that Court, and any petition for certiorari and merits proceedings in the United States Supreme Court.

KNOW ALL MEN BY THESE PRESENTS, that Ferrellgas Partners, L.P., Bridger Energy, LLC, and Bridger Transportation, LLC (collectively, “Bond Principals”), as Principals, and Sureties:

Ascot Surety and Casualty Company, which has an office and usual place of business at 55 W 46th street, New York, NY 10036;

Atlantic Specialty Insurance Company, which has an office and usual place of business at 605 Highway 169 North, Suite 800, Plymouth, MN 55441;

Harco National Insurance Company, which has an office and usual place of business at 4200 Six Forks Road, Suite 1400, Raleigh, NC 27609; and

United States Fire Insurance Company, which has an office and usual place of business at 305 Madison Avenue, Morristown, NJ 07960 undertake and promise to pay to Eddystone Rail Company, LLC all damages, costs, and interest that may be finally awarded to it against any or all of the Bond Principals, following the exhaustion of all avenues of appeal

 Exhibit 10.2

in this matter, in a penal amount not to exceed One Hundred Ninety Million and 00/100 Dollars ($190,000,000.00) in accordance with the limits and percentages duly noted below.

NOW THEREFORE, the condition of this obligation is such that it shall be null and void if the appeal shall be prosecuted with effect and (a) the judgment is reversed in its entirety against each of the Bond Principals; (b) Eddystone Rail Company, LLC is paid all damages, costs, and interest that may be finally awarded to it against any or all of the Bond Principals following the exhaustion of all avenues of appeal in this matter; or (c) the parties reach a settlement that results in dismissal of the underlying litigation against each of the Bond Principals.  Otherwise, the obligation will remain in full force and effect.

PROVIDED, HOWEVER, THAT:

1.	The maximum amount of liability for each Surety shall be limited to the following amounts and percentages:

Ascot Surety and Casualty Company, a Colorado corporation, for Fifty Million and 00/100 Dollars ($50,000,000.00) (26.32%)

Atlantic Specialty Insurance Company, a New York Corporation, for Seventy-Five Million and 00/100 Dollars ($75,000,000.00) (39.47%)

Harco National Insurance Company, an Illinois Corporation, for Thirty Million and 00/100 Dollars ($30,000,000.00) (15.79%)

United States Fire Insurance Company, a Delaware Corporation, for Thirty-Five Million and 00/100 Dollars ($35,000,000.00) (18.42%)

2.	It is expressly provided that the obligation of the Sureties shall be several and not joint, and no Surety shall be responsible in an amount greater than its respective maximum amount of liability set forth above in paragraph 1. Nor shall any Surety’s liability be increased or affected hereunder in any way whatsoever as a result of the performance or non-performance by any other Surety of such other Surety’s obligation under this Bond.

3.	Any claim for payment by Eddystone Rail Company, LLC arising under this bond shall be allocated to the percentage of each Surety’s limit of liability relative to the aggregate amount of this bond.

4.	In no event shall the total obligation of the Sureties hereunder exceed One Hundred Ninety Million and 00/100 Dollars ($190,000,000.00), regardless of the number of years this bond is in force.

Signed, sealed, and dated this 3rd day of July 2024.

For the Principals:

Ferrellgas Partners, LP

By: Ferrellgas Inc., its general partner

By: ___________________________________

Name: Michael Cole

Title:Chief Financial Officer

Bridger Energy, LLC

By: ___________________________________

Name: Guillermo Grossi

Title:Chief Executive Officer

Bridger Transportation, LLC

By: ___________________________________

Name:Michael Cole

Title: Chief Financial Officer

For the Sureties:

Ascot Surety and Casualty Company

By: __________________________________

Francesca Papa, Attorney-in-Fact

Atlantic Specialty Insurance Company

By: __________________________________

Francesca Papa, Attorney-in-Fact

Harco National Insurance Company

By: __________________________________

Francesca Papa, Attorney-in-Fact

United States Fire Insurance Company

By: __________________________________

Francesca Papa, Attorney-in-Fact

Pursuant to Rule 62(b) of the Federal Rules of Civil Procedure, the Court approves this bond.

Dated:     , 2024

Hon. Joshua D. Wolson

United States District Judge